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                                     BALLOT

                        SOUTH DAKOTA SOYBEAN PROCESSORS

         This is a ballot to vote at the Special Meeting of South Dakota Soybean Processors (the "Cooperative") to be held on ____________, 2002, at _____________, CST; at____________________,____________________,
[_______________________,] ____________________________.

         To vote, please mark, sign, date and return this ballot promptly to the Cooperative using the enclosed envelope so that it is received on or before[__________________], 2002. You may also personally deliver this ballot to the Cooperative at the special meeting or to the Cooperative's principal executive offices on or before [__________________], 2002. Ballots returned after [__________________], 2002 will not be counted. IF FOR ANY REASON YOU DESIRE TO REVOKE THIS BALLOT, YOU MUST NOTIFY THE COOPERATIVE IN WRITING SO THAT YOUR REVOCATION IS RECEIVED ON OR BEFORE [__________________], 2002.

                         -----------------------------

BY SIGNING BELOW, I HEREBY (i) ACKNOWLEDGE RECEIPT OF THE INFORMATION STATEMENT/PROSPECTUS OF SOYBEAN PROCESSORS, LLC DATED [ ], 2002. (ii) CERTIFY THAT I AM EITHER THE OWNER OR THE AUTHORIZED REPRESENTATIVE OF THE OWNER OF ONE COMMON SHARE OF SOUTH DAKOTA SOYBEAN PROCESSORS (THE "COOPERATIVE") AND HAVE FULL POWER AND AUTHORITY TO VOTE SUCH SHARE AND (iii) VOTE SAID SHARE ON THE FOLLOWING PROPOSAL AS SET FORTH BELOW:

     PROPOSAL TO REORGANIZED THE COOPERATIVE INTO SOYBEAN PROCESSORS, LLC IN ACCORDANCE WITH THE PLAN OF REORGANIZATION DATED DECEMBER 10, 2001, AS DESCRIBED IN THE INFORMATION STATEMENT/PROSPECTUS OF SOYBEAN PROCESSORS, LLC DATED [____________], 2002.

               /  /  FOR        /  /   AGAINST         /  /   ABSTAIN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

DATE:_______________________             _______________________________
                                         SIGNATURE


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